Exhibit 5.1(a)

SPIRE INC.
700 Market Street
St. Louis, MO 63101
Mark C. Darrell
Senior Vice President
General Counsel &
Chief Compliance Officer
September 21, 2016
Spire Inc.
700 Market Street
St. Louis, Missouri 63101
Re:    Shelf Registration Statement on Form S-3
Ladies and Gentlemen:
I am Senior Vice President, General Counsel and Chief Compliance Officer of Spire Inc., a Missouri corporation (the “Company”), and in that capacity I am familiar with the preparation of the registration statement on Form S-3, as may be amended from time to time (the “Registration Statement”), filed by the Company and its wholly owned subsidiary, Laclede Gas Company, a Missouri corporation, with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Act”) on the date hereof. The Registration Statement relates to, among other things, the offering and sale from time to time, as set forth in the Registration Statement, the form of prospectus relating to the Company contained therein (the “Prospectus”) and one or more supplements, free writing prospectuses or other offering materials with respect to the Prospectus (each, a “Prospectus Supplement”), by the Company of an unspecified number or amount and aggregate initial offering price of securities (the “Securities”) consisting of (a) senior debt securities, (b) junior subordinated debt securities (together with clause (a), the “Debt Securities”), (c) shares of the Company’s Preferred Stock, $25 par value per share (the “Preferred Stock”), (d) shares of the Company’s common stock, $1.00 par value per share (the “Common Stock”), (e) stock purchase contracts of the Company for purchase and sale of Preferred Stock or Common Stock (the “Stock Purchase Contracts”) and (f) stock purchase units of the Company consisting of (x) a Stock Purchase Contract and (y) a beneficial interest in Debt Securities or debt obligations of third parties (including U.S. Treasury Securities) (the “Stock Purchase Units”). The Securities may be issued, sold and delivered from time to time under the Registration Statement, the Prospectus and one or more Prospectus Supplements pursuant to Rule 415 under the Act. This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.
I have examined originals or certified copies of (a) the Registration Statement, (b) the Indenture (For Unsecured Debt Securities), dated as of August 19. 2014, between the Company and UMB Bank & Trust, N.A., as Trustee (the “Senior Debt Trustee”), under which the Senior Debt Securities will be issued, filed as Exhibit 4.1 to the Registration Statement (as amended, supplemented or modified from time to time, the “Senior Debt Indenture”), (c) the Form of Junior Subordinated Debt Indenture, between the Company and U.S. Bank, National Association, as trustee (the “Subordinated Debt Trustee” and together with the Senior Debt Trustee, each a “Trustee”), under which the Junior Subordinated Debt Securities will be issued, filed as Exhibit 4.3 to the Registration Statement (as amended, supplemented or modified from time to time, the “Subordinated Debt Indenture” and together with the Senior Debt Indenture, each an “Indenture”),

(d) the Form of Purchase Contract and Pledge Agreement, between the Company and U.S. Bank National Association, as purchase contract agent, collateral agent, custodial agent and securities intermediary (the “Purchase Contract Agent”), under which the Stock Purchase Contracts and Stock Purchase Units will be issued, filed as Exhibit 4.4 to the Registration Statement (the “Stock Purchase Contract Agreement”) and (e) such corporate records of the Company and other certificates and documents of officials of the Company, public officials and others as I have deemed appropriate for purposes of this letter. I have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to me as originals and the conformity to authentic original documents of all copies submitted to me as conformed, certified or reproduced copies. As to various questions of fact relevant to this letter, I have relied, without independent investigation, upon certificates of public officials and certificates of officers of the Company, all of which I assume to be true, correct and complete.
On the basis of the foregoing and assuming that (a) the Registration Statement, and any amendments thereto, will have become effective under the Act and will remain effective and shall not have been terminated or rescinded through any offer and sale of Securities; (b) a Prospectus Supplement describing each class and/or series of Securities offered pursuant to the Registration Statement will have been prepared and filed with the Commission under the Act; (c) the Company will have offered, issued and sold the Securities in the manner contemplated by the Registration Statement and the relevant Prospectus Supplement and otherwise in compliance with all applicable federal and state securities laws, and the terms of any such Securities will not violate any applicable law or any debt securities of the Company or result in a default or breach of any agreement binding upon the Company, and will comply with any requirement or restriction imposed by any court or other governmental body having jurisdiction over it; (d) the Board of Directors of the Company (or any authorized committee thereof (that board or any such committee being the “Board”)) will have taken all corporate action necessary to authorize and approve the execution, authentication, issuance and delivery of those Securities and approve the terms of the offering and sale thereof and the definitive terms of each class and/or series of Securities will have been established in accordance with the authorizing resolutions of the Board, the Company’s Articles of Incorporation and applicable law; (e) any Securities, including Common Stock or Preferred Stock issuable upon conversion, exchange, or exercise of any other security, will have been duly authorized and reserved for issuance from the applicable class of capital stock of the Company, in each case within the limits of such class of capital stock then remaining authorized but unreserved and unissued; (f) with respect to any Debt Securities, (i) the Indenture with respect thereto and the Trustee thereunder will have become qualified under the Trust Indenture Act of 1939, as amended, as applicable, and (ii) the applicable Indenture and any supplemental indenture or officer’s certificate delivered pursuant thereto establishing such Debt Securities will have been, authorized, executed and delivered by the Company and the applicable Trustee; and (h) the applicable Securities have been issued and sold upon the terms specified in such resolutions of the Board and in compliance with applicable federal and state securities laws; I am of the opinion that:

1.
The Common Stock will be validly issued, fully paid and nonassessable upon receipt by the Company of the consideration therefor as contemplated by the Prospectus and Registration Statement and approved by the Board.

2.
The Preferred Stock will be validly issued, fully paid and nonassessable when all other necessary corporate action has been taken to fix the terms thereof and to authorize the execution and filing of a Certificate of Designation relating thereto with the Secretary of State of the State of Missouri, such Certificate of Designation having been executed by duly authorized officers of the Company and so filed by the Company, all in accordance with the laws of the State of Missouri, and upon receipt by the Company of the consideration therefor as contemplated by the Prospectus and Registration Statement and approved by the Board.

3.
The Debt Securities will be duly authorized and legally issued when forms of such Debt Securities complying with the terms of the applicable Indenture and evidencing such Debt Securities will have been duly executed, authenticated, and delivered in accordance with the provisions of such Indenture, the applicable resolutions of the Board or supplemental indenture or officer’s certificate establishing such Debt Securities and the applicable definitive purchase, underwriting or similar agreement therefore.

4.
The Stock Purchase Contracts will be duly authorized and legally issued and will constitute the binding obligations of the Company in accordance with their terms when all other necessary corporate action has been taken to authorize and approve the execution and delivery of the Stock Purchase Contracts and the applicable Stock Purchase Contract Agreement, the Stock Purchase Contracts have been duly executed, authenticated, issued and delivered in accordance with the applicable Stock Purchase Contract Agreement, and the Company shall have received the consideration therefor as contemplated by the Prospectus and Registration Statement and approved by the Board.

5.
The Stock Purchase Units will be duly authorized and legally issued and will constitute the binding obligations of the Company in accordance with their terms when all other necessary corporate action has been taken to authorize and approve (i) the issuance and terms of the Stock Purchase Units, (ii) the execution and delivery of the applicable Stock Purchase Contract Agreement and the Stock Purchase Contracts which are a component of the Stock Purchase Units, or (iii) the issuance and terms of the Debt Securities or the debt obligations of third parties, which may each be a component of the Stock Purchase Units, the terms of the offering thereof and related matters, and the Stock Purchase Units, the Stock Purchase Contracts, the Debt Securities, and debt obligations of third parties, as applicable, shall be duly executed, authenticated, issued and delivered in accordance with the provisions of the applicable Stock Purchase Contract Agreement (in the case of the Stock Purchase Contracts), the applicable Indenture (in the case of Debt Securities), or applicable indenture (in the case of debt obligations of third parties), and in each case the payment of the consideration therefor shall have been received as contemplated by the Prospectus and Registration Statement and approved by the Board.

The opinions and other matters in this letter are qualified in their entirety and subject to the following:

A.	I express no opinion as to the laws of any jurisdiction other than the laws of the State of Missouri.

B.
This opinion letter is limited to the matters expressly stated herein and no opinion is to be inferred or implied beyond the opinion expressly set forth herein. I undertake no, and hereby disclaim any, obligation to make any inquiry after the date hereof or to advise you of any changes in any matter set forth herein, whether based on a change in the law, a change in any fact relating to the Company or any other person or any other circumstance.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name in the Prospectus or any Prospectus Supplement forming a part of the Registration Statement under the caption “Legal Matters.” In giving this consent, I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations thereunder.

Very truly yours,
/s/ Mark C. Darrell
Mark C. Darrell